UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 9, 2006

Highland Hospitality Corporation

(Exact name of registrant as specified in its charter)

Maryland	001-31906	57-1183293
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8405 Greensboro Drive, Suite 500, McLean, Virginia	22102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (703) 336-4901

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On March 9, 2006, Highland Hospitality Corporation (the “Company”) and Highland Hospitality, L.P. entered into an underwriting agreement (the “Underwriting Agreement”) with Bear, Stearns & Co. Inc. and Deutsche Bank Securities Inc., as representatives of the several underwriters named in Schedule I thereto (collectively, the “Underwriters”), in connection with the public offering of 7,300,000 shares of the Company’s Common Stock, par value $0.01 per share (the “Common Stock”). Pursuant to the Underwriting Agreement, the Company granted the Underwriters an option to purchase up to an additional 500,000 shares of the Common Stock to the extent necessary to cover over-allotments. The closing of the offering is expected to occur on March 14, 2006. The Underwriting Agreement is filed as an exhibit to this report.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits.

The exhibits to this Current Report on Form 8-K are listed on the exhibit index, which appears elsewhere herein and is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Highland Hospitality Corporation

Date: March 13, 2006	By:	/s/ Douglas W. Vicari
Douglas W. Vicari
Executive Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Description
1.1	Underwriting Agreement, dated March 9, 2006, by and among the Company, Highland Hospitality, L.P. and Bear, Stearns & Co. Inc. and Deutsche Bank Securities Inc., as representatives of the several underwriters named in Schedule I thereto

5.1	Opinion of Hogan & Hartson L.L.P. regarding the legality of the Common Stock being registered

8.1	Opinion of Hogan & Hartson L.L.P. regarding certain tax matters

23.1	Consents of Hogan & Hartson L.L.P. (included in Exhibit 5.1)

23.2	Consents of Hogan & Hartson L.L.P. (included in Exhibit 8.1)